Exhibit 10.1

Execution Version

VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 23, 2010 (this “Agreement”), by and among Powder Holdings, LLC, a Delaware limited liability company (“Parent”) and each of the other parties signatory hereto (each a “Stockholder” and collectively, the “Stockholders”), and solely for the purposes of Section 5.2 hereof, Pinnacle Gas Resources, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Powder Acquisition Co., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, the Company and Merger Sub will merge (the “Merger”) and, except as otherwise provided in the Merger Agreement, each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) will be converted into the right to receive the merger consideration specified therein.

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
GENERAL

Section 1.1                                      Defined Terms.   The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Beneficial Ownership” by a Person of any securities includes ownership by any other Person if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares with such other Person (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, by and among Parent, Scotia Waterous (USA) Inc., DLJ Merchant Banking Partners III, L.P. and affiliated investment funds.

“Covered Shares” means, with respect to each Stockholder, such Stockholder’s Existing Shares, together with any shares of Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of the Company, in each case, that such Stockholder acquires Beneficial Ownership of on or after the date hereof.  For the avoidance of doubt, with respect to DLJ Merchant Banking III, Inc., Covered Shares shall include the Transferred Shares.

“Encumbrance” means any security interest, pledge, mortgage, deed of trust, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

“Existing Shares” means, with respect to each Stockholder, the shares of Common Stock Beneficially Owned or owned of record by such Stockholder.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.

“Representatives” means the officers, directors, employees, agents, advisors and affiliates of a Person.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (by merger, by testamentary disposition, by operation of law or otherwise).

“Transferred Shares” means all shares of Common Stock Beneficially Owned or owned of record by Susan C. Schnabel as of the date hereof, together with any shares of Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of the Company, in each case, that Susan C. Schnabel acquires Beneficial Ownership of on or after the date hereof.

ARTICLE II
VOTING

Section 2.1                                      Agreement to Vote.    Each Stockholder hereby agrees that during the term of this Agreement, at the Company Meeting or any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Covered Shares are entitled to vote thereon or consent thereto:

(a)                                  appear at each such meeting or otherwise cause such Stockholder’s Covered Shares to be cast in accordance with the applicable procedures relating thereto so as to ensure that they are duly counted as present thereat for purposes of calculating a quorum; and

(b)                                 vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Shares (i) in favor of the adoption of the Merger Agreement and any other action reasonably requested by Parent in furtherance thereof; (ii) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by such Stockholder of its obligations under this Agreement, including, without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (C) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (D) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s articles of incorporation or bylaws, except if approved by Parent; or (E) any other material change in the Company’s corporate structure or business.

Section 2.2                                      No Inconsistent Agreements.    Each Stockholder hereby covenants and agrees that, except for this Agreement, the Stockholders Agreement or as permitted by Section 2.1, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Stockholder’s Covered Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to such Stockholder’s Covered Shares.

ARTICLE III
 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Section 3.1                                      Representations and Warranties of the Stockholders.   Each Stockholder hereby represents and warrants to Parent as follows:

(a)                                  Organization; Authorization; Validity of Agreement; Necessary Action. Such Stockholder has the legal capacity and all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent and the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b)                                 Ownership. Such Stockholder’s (other than DLJ Merchant Banking III, Inc.) Existing Shares are, and all of such Stockholder’s Covered Shares owned from the date hereof through and on the Closing Date will be, Beneficially Owned or owned of record by such Stockholder. In the case of DLJ Merchant Banking III, Inc., all of such Stockholder’s Covered Shares owned on the Closing Date will be, Beneficially Owned or owned of record by such Stockholder.  Such Stockholder has good and marketable title to such Stockholder’s Existing Shares (and will have good and marketable title to such Stockholder’s Covered Shares), free and clear of any Encumbrances, except as provided in this Agreement, the Contribution Agreement and the Stockholders Agreement and except that DLJ Merchant Banking III, Inc. may be deemed to Beneficially Own the shares of Common Stock owned of record by the other Stockholders listed under the title “DLJ Stockholders” on Schedule 1 and shares of Common Stock owned of record by Susan C. Schnabel.  As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Stockholder. Such Stockholder has and will have at all times through the Closing Date sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares owned of record by such Stockholder at all times through the Closing Date.

Section 3.2                                      Representations and Warranties of Parent.    Parent hereby represents and warrants to each Stockholder as follows:

(a)                                  Organization; Authorization; Validity of Agreement; Necessary Action. Parent has the legal capacity and all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders and the Company, constitutes a valid and binding obligation of Parent, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

ARTICLE IV
OTHER COVENANTS

Section 4.1                                      Prohibition on Transfers, Other Actions.   Except as provided for in the Contribution Agreement, each Stockholder hereby agrees not to (i) Transfer any of such Stockholder’s Covered Shares or any interest therein, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any action that could restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform such Stockholder’s covenants and obligations under this Agreement.

Section 4.2                                      Stock Dividends, etc.   In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.3                                      Further Assurances.   From time to time, at Parent’s reasonable request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1                                      Termination.    This Agreement shall terminate and be of no further force or effect upon the earlier to occur of (i) the Closing and (ii) the date of termination of the Merger Agreement in accordance with its terms.  Nothing in this Section 5.1 shall relieve any party of, or otherwise limit any party’s, liability for willful breach of this Agreement.

Section 5.2                                      Stop Transfer Order.  In furtherance of this Agreement, each Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of such Stockholder’s Covered Shares.  The Company agrees that as promptly as practicable after the date of this Agreement, it shall give such stop transfer instructions to the transfer agent for the Common Stock.

Section 5.3                                      Director Matters Excluded.  Parent acknowledges and agrees that no provision of this Agreement shall limit or otherwise restrict any Stockholder (or any employee of any Stockholder or its affiliates) with respect to any act or omission that he or she may undertake or authorize in his or her capacity as a member of Company’s Board of Directors, including, without limitation, any vote that any Stockholder (or any employee of any Stockholder or its affiliates) may make as a director of the Company with respect to any matter presented to the Company’s Board of Directors.

Section 5.4                                      No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and neither Parent nor any Person shall have authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.5                                      Notices.    All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.5):

(a)                                  if to Parent to:

c/o Scotia Waterous

711 Louisiana Street, Suite 1400

Pennzoil Place, South Tower

Houston, Texas 77002

Attn: Tym Tombar

Fax:                           (713) 759-7431

With a copy to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attn: Nicole E. Clark

Fax:  (713) 615-5950

(b)                                 if to the Company (for purposes of Section 5.2) to:

Pinnacle Gas Resources, Inc.

1 East Alger

Sheridan, Wyoming 82801

Attn: Tom McGonagle

Fax: (307) 673-9711

With a copy to:

Joe Perillo
Locke Lord Bissell & Liddell LLP
600 Travis Street

Suite 2800

Houston, Texas 77002
Fax: (713) 229-2610

(c)                                  if to any Stockholder, then at the address set forth below its name on Schedule 1 hereto.

Section 5.6                                      Interpretation.   The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.7                                      Headings.   The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.8                                      Counterparts.   This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 5.9                                      Entire Agreement.   This Agreement, the Contribution Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.10                                Mutual Drafting.   Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 5.11                                Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)                                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)                                 Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve in accordance with this Section 5.11, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)                                  EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.12                                Amendment; Waiver.   This Agreement may not be amended except by an instrument in writing signed by Parent and, to the extent such amendment relates to a Stockholder, such Stockholder, provided that any amendment to Section 5.2 shall also require the consent of the Company. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the applicable Stockholder(s).

Section 5.13                                Specific Performance.   Each party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 5.14                                Severability.   Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 5.15                                Successors and Assigns; Third Party Beneficiaries.   Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of Parent and the Stockholders, except that, without such prior written consent, Parent may assign this Agreement (in whole or in part) to any Person to which it assigns any of its rights or obligations under the Merger Agreement in accordance therewith. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

POWDER HOLDINGS, LLC

By:	/s/ Tym Tombar

Name:	Tym Tombar
Title:	Managing Director

PINNACLE GAS RESOURCES, INC.

By:	/s/ Peter G. Schoonmaker
	Name:	Peter G. Schoonmaker
	Title:	President & CEO

DLJ MERCHANT BANKING PARTNERS III, L.P.
By:	DLJ Merchant Banking III, Inc.,
its Managing General Partner

By:	/s/ Kenneth J. Lohsen
	Name:	Kenneth J. Lohsen
	Title:	Vice President

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on Behalf of DLJ OFFSHORE PARTNERS III, C.V.

By:	/s/ Kenneth J. Lohsen
	Name:	Kenneth J. Lohsen
	Title:	Vice President

SIGNATURE PAGE TO

VOTING AGREEMENT

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on Behalf of DLJ OFFSHORE PARTNERS III-1, C.V. and as Attorney-in-Fact for DLJ Merchant Banking III, L.P., as Domestic Associate General Partner of DLJ OFFSHORE PARTNERS III-1, C.V.

By:	/s/ Kenneth J. Lohsen
	Name:	Kenneth J. Lohsen
	Title:	Vice President

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on Behalf of DLJ OFFSHORE PARTNERS III-2, C.V. and as Attorney-in-Fact for DLJ Merchant Banking III, L.P., as Domestic Associate General Partner of DLJ OFFSHORE PARTNERS III-2, C.V.

By:	/s/ Kenneth J. Lohsen
	Name:	Kenneth J. Lohsen
	Title:	Vice President

DLJ MB PARTNERSIII GMBH & CO. KG By: DLJ Merchant Banking III, Inc., the General Partner of DLJ Merchant Banking III, L.P., its Managing Limited Partner.

By:	/s/ Kenneth J. Lohsen
	Name:	Kenneth J. Lohsen
	Title:	Vice President

By: DLJ MB GmbH, its General Partner

By:	/s/ Kenneth J. Lohsen
	Name:	Kenneth J. Lohsen
	Title:	Vice President

SIGNATURE PAGE TO

VOTING AGREEMENT

MILLENNIUM PARTNERS II, L.P.
By: DLJ Merchant Banking III, Inc., its Managing General Partner

By:	/s/ Kenneth J. Lohsen
	Name:	Kenneth J. Lohsen
	Title:	Vice President

MBP III PLAN INVESTORS, L.P.
By: DLJ LBO Plans Management Corporation II, its General Partner

By:	/s/ Kenneth J. Lohsen
	Name:	Kenneth J. Lohsen
	Title:	Vice President

DLJ MERCHANT BANKING III, INC.

By:	/s/ Kenneth J. Lohsen
	Name:	Kenneth J. Lohsen
	Title:	Vice President

CCBM, Inc.

By:	/s/ S. P. Johnson
Name: S. P. Johnson
Title:

By:	/s/ Peter G. Schoonmaker
Peter G. Schoonmaker

By:	/s/ Ronald T. Barnes
Ronald T. Barnes

By:	/s/ Thomas G. McGonagle
Thomas G. McGonagle

SIGNATURE PAGE TO

VOTING AGREEMENT

By:	/s/ Robert L. Cabes, Jr.
Robert L. Cabes, Jr.

By:	/s/ Jeffrey P. Gunst
Jeffrey P. Gunst

By:	/s/ S. P. Johnson, IV
S. P. Johnson, IV

By:	/s/ F. Gardner Parker
F. Gardner Parker

SIGNATURE PAGE TO

VOTING AGREEMENT

Schedule 1

Stockholders

DLJ Stockholders

DLJ Merchant Banking Partners III, L.P.

DLJ Offshore Partners III, C.V.

DLJ Offshore Partners III-1, C.V.

DLJ Offshore Partners III-2, C.V.

DLJ MB PartnersIII GmbH & Co. KG

Millennium Partners II, L.P.

MBP III Plan Investors, L.P.

DLJ Merchant Banking III, Inc.

Address for Notices:

c/o DLJ Merchant Banking Partners III, L.P.

2121 Avenue of the Stars

Los Angeles, California 90067

Attn: Susan Schnabel

Fax:  (310) 712-2711

With a copy to:

DLJ Merchant Banking Partners

Eleven Madison Avenue

New York, New York  10010

Attention: Daniel Gewirtz, Director and Counsel

Fax: (212) 325-2663

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Ave.

New York, New York 10017

Attn: Nancy L. Sanborn

Fax:  (212) 701-5955

Non-DLJ Stockholders CCBM, Inc. Address for Notices: c/o Carrizo Oil & Gas, Inc. Attn: Chip Johnson 1000 Louisiana, Suite 1500

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Houston, TX 77002 Peter G. Schoonmaker Address for Notices: 1 East Alger Street Sheridan Wyoming, 82801
Ronald T. Barnes Address for Notices: 1 East Alger Street Sheridan Wyoming, 82801
Thomas G. McGonagle Address for Notices: 1 East Alger Sheridan, Wyoming, 82801
Robert L. Cabes, Jr. Address for Notices: 1000 Louisiana, Ste. 1200 Houston, TX 77002
Jeffrey P. Gunst Address for Notices: 1000 Louisiana, Ste. 1200 Houston, TX 77002
S. P. Johnson, IV Address for Notices: Carrizo Oil & Gas, Inc. Attn: Chip Johnson 1000 Louisiana, Suite 1500 Houston, TX 77002

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F. Gardner Parker Address for Notices: 2901 Drexel Houston, TX 77027

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